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EXHIBIT 99.1 PRESS RELEASE AUGUST 21, 2002

GLB BANCORP, INC. DECLARES 10% STOCK DIVIDEND

MENTOR, OHIO ---- GLB Bancorp, Inc. today announced that on August 20, 2002, its Board of Directors declared a 10% stock dividend for shareholders of record as of September 3, 2002.

On September 17, 2002, shareholders of record will receive additional stock shares equal to 10% of their present holdings plus payment representing any fractional shares on the record date.

GLB Bancorp, Inc., an Ohio corporation is a one-bank holding company that owns all of the outstanding common stock of Great Lakes Bank. With its Main Office in the city of Mentor, Ohio, the Bank is the only commercial bank headquartered in Lake County, Ohio, the Company's primary service area.

Except for the historical information contained herein, the matters discussed in this press release may be deemed to be forward-looking statements that involve risks and uncertainties. Actual strategies and results in future periods may differ materially from those currently expected. The Company disclaims however, any intent or obligation to update these forward-looking statements.